Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (“Agreement”), executed as a Deed, is made and entered into as of April 23, 2014, by and among Mallinckrodt plc, an Irish public limited company (the “Company”) and Paulson & Co. Inc. on behalf of itself and of all funds and accounts managed by Paulson & Co. Inc. or any of its affiliates, each of which shall be deemed to be a party and signatory hereto (each a “Shareholder” and collectively the “Shareholders”).

WITNESSETH:

WHEREAS, on April 5, 2014, the Company, Quincy Merger Sub, Inc. and Questcor Pharmaceuticals, Inc. (“Questcor”) entered into an Agreement and Plan of Merger (as it may be modified, amended, supplemented or waived, the “Merger Agreement”);

WHEREAS, on June 28, 2013, the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), entered into the Rights Agreement (the “Rights Agreement”);

WHEREAS, concurrently with the execution of this Agreement, the Company and the Rights Agent are amending the Rights Agreement by entering into an Amendment to the Rights Agreement (the “Rights Agreement Amendment”) in the form attached as Exhibit A hereto;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1

VOTING

1.1	Voting for the Transactions Contemplated by the Merger Agreement. Each Shareholder irrevocably and unconditionally covenants, undertakes and agrees that (a) provided there has not been a Parent Change of Recommendation (as defined in the Merger Agreement), it shall vote or cause to be voted all of the ordinary shares, par value $0.20 per share, of the Company (“Ordinary Shares”) Beneficially Owned (as defined in the Rights Agreement) by such Shareholder in favor of each matter that is related to the approval of the Merger Agreement, the Merger and/or the authorization or issuance of Ordinary Shares in connection with the Merger submitted for a vote of the Company’s shareholders at the Parent Special Meeting (as defined in the Merger Agreement) (including a proposal to approve the issuance of Ordinary Shares in connection with the Merger (as defined the Merger Agreement)), and (b) provided there has not been a Company Change of Recommendation (as defined in the Merger Agreement), it shall vote or cause to be voted all of the shares of common stock, no par value, of Questcor (“Questcor Common Stock”) Beneficially Owned by such Shareholder in favor of each matter that is related to the approval of the Merger Agreement and/or the Merger submitted for a vote of Questcor’s shareholders at the Company Special Meeting (as defined in the Merger Agreement) (including a proposal to approve and adopt the Merger Agreement).

1.2	Voting for All Other Matters. Each Shareholder covenants and agrees that, except with respect to the matters described above in Section 1.1, with respect to each matter submitted for a vote of the Company’s shareholders, (a) at any time when the Shareholders collectively Beneficially Own less than ten percent (10%) of Ordinary Shares then outstanding, such Shareholder shall be entitled to vote such shares in its sole discretion and (b) at any time when the Shareholders collectively Beneficially Own ten percent (10%) or more of Ordinary Shares then outstanding (the number of such shares in excess of 9.9999% of Ordinary Shares then outstanding, the “Excess Shares”), the Shareholders shall vote all Excess Shares in the manner recommended by a majority of the Board of Directors of the Company on such matter.

1.3	Voting Undertakings. Each Shareholder shall execute any customary forms of proxy in respect of all Ordinary Shares and Questcor Common Stock (as applicable) Beneficially Owned by such Shareholder reasonably required by the Company and/or Questcor, as applicable, validly appointing the Chairman of any shareholder meeting of the Company or Questcor, as applicable, or any person nominated by the Company to attend and vote at any shareholder meeting of the Company or Questcor, as applicable, to the extent provided by and in accordance with Section 1.1 and 1.2 above, and shall ensure that any such executed forms of proxy are received by the Company or Questcor, as applicable, not later than 48 hours prior to the time of the applicable meeting. None of the Shareholders shall revoke the terms of any proxy submitted in accordance with this Section 1.3, either in writing or by attendance at any shareholder meeting or otherwise.

1.4	Power of Attorney.

(i)	In order to secure the performance of its voting obligations contained in this Agreement, each Shareholder irrevocably appoints severally each of the Company and any director or secretary of the Company from time to time and/or any director to be its attorney in its name and on its behalf to:

(A)	execute a form or forms of proxy to be issued by the Company or Questcor in respect of the resolutions to be proposed at any shareholder meeting in respect of the matters covered by Section 1.1 and 1.2 above; and/or

(B)	execute such other documents and do such other acts and things (if any) as may be necessary for or incidental to the performance of such Shareholder’s obligations contained herein (or, as the case may be, to require the registered holder or holders of Ordinary Shares and/or shares of Questcor Common Stock (as applicable) Beneficially Owned by such Shareholder to comply with the Shareholder’s obligations hereunder).

(ii)	The power of attorney granted under this Section 1.4 shall at any time take effect as if it had individually named the persons who are at that time directors of the Company or otherwise could act as proxy for the applicable Shareholders at any meeting of shareholders of the Company or Questcor (as applicable).

(iii)	Any action authorized under this power of attorney may be taken by any attorney acting alone.

(iv)	Each Shareholder irrevocably undertakes to ratify any such act committed in exercise of this power, if called on to do so.

ARTICLE 2

COVENANTS

2.1	Covenants of the Shareholders with Respect to Beneficial Ownership of Ordinary Shares. Each Shareholder covenants, undertakes and agrees that it shall not, in any manner, directly or indirectly, alone or in concert with others, at any time during the term of this Agreement be or become an Acquiring Person (as defined in the Rights Agreement (as amended by the Rights Agreement Amendment), and it being agreed further that this covenant shall continue to apply as a limitation on Beneficial Ownership of Ordinary Shares by the Shareholders notwithstanding any expiration of the Rights Agreement that may occur during the term of this Agreement, fully as if the definition of Acquiring Person and related provisions of the Rights Agreement (including the Rights Agreement Amendment) were set forth herein and a part of this Agreement, mutatis mutandis, specifically agreed to by the Shareholders).

2.2	Covenants of the Shareholders with Respect to the Company. Each Shareholder covenants, undertakes and agrees that it shall not, in any manner, directly or indirectly, alone or in concert with others, at any time during the term of this Agreement take or omit to take any action that would result in it being required to file a Schedule 13D (or any successor or comparable report) under the Exchange Act with respect to Ordinary Shares. Without limiting the generality of the foregoing, each Shareholder covenants, undertakes and agrees that it shall not, and shall cause each of its Affiliates (as defined in the Rights Agreement) and each of its and their respective directors, officers, partners, members and agents (acting in such capacity) (collectively, “Representatives”) not to, in any manner, directly or indirectly, alone or in concert with others:

(i)	form, join, encourage, influence, advise or in any way participate in a “partnership, limited partnership, syndicate or other group” (within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934 (the “Exchange Act”)) with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof;

(ii)	make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the

United States Securities and Exchange Commission (“SEC”)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Company’s board of directors (the “Board”) or to approve shareholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees to the Board designated by the Company and recommended by the existing Board;

(iii)	make or be the proponent of any shareholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(iv)	(A) call or seek to call or requisition any meeting of the Company’s shareholders, including by written consent, (B) propose or seek to propose any matter for consideration or approval at any meeting of the Company’s shareholders, (C) seek representation on the Board, (D) seek the removal of any member of the Board, (E) solicit consents from shareholders of the Company, (F) conduct a referendum of shareholders of the Company, or (G) make a request for any shareholder list or other similar Company records;

(v)	enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, scheme of arrangement, merger, tender or exchange offer or other business combination or similar transaction relating to all or part of the equity securities of the Company or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses or any recapitalization, restructuring, change in control or similar transaction involving the Company or any of its subsidiaries;

(vi)	transfer, or offer or agree to transfer, directly or indirectly, through swap or hedging transactions or otherwise, any voting rights decoupled from the underlying Ordinary Shares Beneficially Owned by such Shareholder to any third party;

(vii)

take any action, alone or in concert with others, in support of or make any proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors, (B) any material change in the capitalization or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive, or make amendments or modifications to, the Company’s organizational documents, or other actions which may impede the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii)	make any statement publicly disparaging the Company, its business or its management;

(ix)	publicly disclose through its authorized representatives any intention, plan or arrangement inconsistent with any of the foregoing;

(x)	expressly take any initiative with respect to the Company which could require the Company to make a public announcement regarding (A) such initiative or (B) any of the foregoing activities;

(xi)	enter into any discussions, negotiations, agreements or understandings with any third party with respect to the foregoing, or advise, assist, intentionally encourage or seek to persuade any third party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing; or

(xii)	request, directly or indirectly, any amendment or waiver of the foregoing matters.

2.3	Covenants of the Shareholders with Respect to Future Ownership. Each Shareholder covenants, undertakes and agrees that if at any time during the term of this Agreement any Affiliate thereof Beneficially Owns any Ordinary Shares or shares of Questcor Common Stock, such Shareholder shall cause such Affiliate (unless already a party hereto) to become a party to this Agreement by executing a counterpart to this Agreement and become a “Shareholder” hereunder.

2.4	Covenants of the Company. The Company covenants, undertakes and agrees that it shall, promptly after the execution hereof, file with the SEC a Current Report on Form 8-K disclosing the execution of this Agreement and the Rights Plan Amendment.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations of the Shareholders

The Shareholders, jointly and severally, represent and warrant to the Company as follows:

(a)	Each Shareholder has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly authorized, executed and delivered by each Shareholder, constitutes a valid and binding obligation and agreement of each Shareholder and is enforceable against each Shareholder in accordance with its terms.

(c)	No Affiliate of any Shareholder (other than the Shareholders) Beneficially Owns any Ordinary Shares or shares of Questcor Common Stock.

3.2	Representations of the Company

The Company represents and warrants to the Shareholders as follows:

(a)	The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

ARTICLE 4

TERM

4.1	Term

This Agreement shall remain in full force and effect until the later of (a) eighteen (18) months after the date hereof and (b) such time as the Shareholders Beneficially Own less than ten percent (10%) of Ordinary Shares then outstanding.

4.2	Effect of Expiration

Article 4 shall survive the expiration of this Agreement. The expiration of this Agreement shall not relieve any party hereto from liability for any breach of this Agreement prior to such expiration.

ARTICLE 5

GENERAL

5.1	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

If to the Company:

Mallinckrodt plc
Damastown, Mulhuddart
Dublin 15, Ireland
Attention:	General Counsel
Facsimile:	+3-53-1-820-8780

and

Mallinckrodt plc
675 James S. McDonnell Blvd.
Hazelwood, MO 63042
Attention:	General Counsel
Facsimile:	314-654-5366

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Adam O. Emmerich
Benjamin M. Roth
Victor Goldfeld
Facsimile:	212-403-2000

If to the Shareholders:

Paulson & Co. Inc.
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
Attention:	Michael Waldorf
Facsimile:	212-351-5887

with a copy (which shall not constitute notice) to

Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue
New York, NY 10176
Attention:	Stephen M. Schultz
Facsimile:	212-986-8866

5.2	No Third-Party Beneficiaries

Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

5.3	Governing Law

This Agreement and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Ireland and each Shareholder agrees that the courts of Ireland and the courts located in the City of New York in the State of New York are to have jurisdiction to hear and determine any suit, action or proceedings that may arise out of or in connection with this Agreement and, for such purposes, each Shareholder irrevocably submits to the jurisdiction of such courts.

5.4	Assignment

This Agreement shall be binding upon and inure to the benefit of and be enforceable only by the parties hereto and their respective permitted assigns. None of the Shareholders may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise.

5.5	Amendments; Waivers

This Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

5.6	Entire Agreement

This Agreement constitutes the entire agreement of all the parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein. The parties expressly disclaim reliance on any information, statements, representations or warranties regarding the subject matter of this Agreement other than the terms of this Agreement.

5.7	Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

5.8	Expenses

All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

5.9	Captions

The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

5.10	Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

5.11	Specific Performance

Each Shareholder has been given a realistic opportunity to consider whether or not it should enter into this Agreement and give the undertakings contained herein and it has received independent advice about the nature of this Agreement and the undertakings contained herein. Without prejudice to any other rights or remedies which the Company may have, each Shareholder acknowledges and agrees that damages would not be an adequate remedy for any breach by it of any of its obligations under this Agreement and that the Company shall be entitled (in addition to damages) to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of any of its obligations under this Agreement and no proof of special damages shall be necessary for the enforcement by the Company of any of the Company’s rights hereunder, and each Shareholder further agrees to waive any requirement for the security or posting of any bond in connection with such remedy or relief.

5.12	Other

With regard to any of Ordinary Shares and/or shares of Questcor Common Stock (as applicable) which are not registered in the name of a Shareholder, each Shareholder undertakes to take all steps reasonably necessary to procure the compliance by the registered holder or holders of such Ordinary Shares and/or shares of Questcor Common Stock (as applicable) with the undertakings, agreements and obligations of whatsoever nature contained in this Agreement, as and to the extent necessary to effect such undertakings, agreements and obligations. Each Shareholder shall cause each other Shareholder to comply with such other Shareholder’s undertakings, agreements and obligations in this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as a deed of the date first above written.

GIVEN under the common seal of

MALLINCKRODT PUBLIC LIMITED COMPANY

and DELIVERED as a DEED

/s/ Mark C. Trudeau
Name:	Mark C. Trudeau
Title:	President and Chief Executive Officer

/s/ Matthew K. Harbaugh
Name:	Matthew K. Harbaugh
Title:	Senior Vice President and Chief Executive Officer

[Signature Page to the Support Agreement]

Attest:			PAULSON & CO. INC. on behalf of itself and of all funds and accounts managed by Paulson & Co. Inc. or any of its affiliates

By:	/s/ Christopher Bodak		By:	/s/ Stuart Merzer
	Name:	Christopher Bodak		Name:	Stuart Merzer
	Title:	Authorized Signatory		Title:	Authorized Signatory

[Signature Page to the Support Agreement]

Exhibit A

AMENDMENT TO THE RIGHTS AGREEMENT

This AMENDMENT TO THE RIGHTS AGREEMENT (this “Amendment”), executed as a Deed Poll, is made and entered into as of April 23, 2014, between Mallinckrodt plc, an Irish public limited company (the “Company”), and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). All capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed thereto in the Rights Agreement.

WHEREAS, the Company and the Rights Agent have entered into that certain Rights Agreement, dated as of June 28, 2013 (the “Rights Agreement”);

WHEREAS, on April 5, 2014, the Company, Quincy Merger Sub, Inc. and Questcor Pharmaceuticals, Inc. entered into an Agreement and Plan of Merger (as it may be modified, amended, supplemented or waived, the “Merger Agreement”);

WHEREAS, concurrently with the execution of this Amendment, the Company and Paulson & Co. Inc., on behalf of itself and of all funds and accounts managed by Paulson & Co. Inc. or any of its affiliates (collectively, “Paulson”) have entered into a Support Agreement (the “Support Agreement”);

WHEREAS, pursuant to Section 27 of the Rights Agreement, at any time prior to the time at which any Person becomes an Acquiring Person, the Company may supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to make any provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent;

WHEREAS, the Board of Directors of the Company desires to amend the Rights Agreement to modify the definition of “Acquiring Person” with respect to Paulson only in consideration for Paulson’s entry into the Support Agreement;

WHEREAS, no person has yet become an Acquiring Person and, subject to and in accordance with the terms of this Amendment, the Company has directed and the Rights Agent has agreed to amend the Rights Agreement in certain respects, as more particularly set forth herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree to modify the Rights Agreement as set forth below.

1.	Amendment to Section 1.

1.1 Section 1 of the Rights Agreement is hereby amended and supplemented to include the following definitions in the appropriate locations, with the subsequent definitions being appropriately re-lettered and cross-references thereto being appropriately revised:

““Effective Time” shall have the meaning set forth in the Merger Agreement.”

““Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of April 5, 2014, by and among the Company, Quincy Merger Sub, Inc. and Questcor Pharmaceuticals, Inc. (as such agreement is amended or supplemented from time to time).”

““Paulson” shall mean, collectively, Paulson & Co. Inc. and all funds and accounts managed by Paulson & Co. Inc. or any of its affiliates.”

““Qualified Institutional Investor” shall mean, as of any time of determination, a Person that is described in Rule 13d-1(b)(1) or Rule 13d-1(c) promulgated under the Exchange Act and is eligible to report (and, if such Person is the Beneficial Owner of greater than 5% of the Ordinary Shares of the Company, does in fact report) beneficial ownership of Ordinary Shares of the Company on Schedule 13G, and is not required to file a Schedule 13D (or any successor or comparable report) with respect to Ordinary Shares of the Company.”

1.2 Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety so that it shall read as follows:

““Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Ordinary Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Ordinary Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Ordinary Shares by the Company which, by reducing the number of Ordinary Shares of the Company outstanding, increases the proportionate number of Ordinary Shares of the Company Beneficially Owned by such Person to 10% or more of the Ordinary Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 10% or more of the Ordinary Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Ordinary Shares of the Company, then such Person shall be deemed to be an “Acquiring Person.” Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Ordinary Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors of the Company determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, references to “10%” in this definition of Acquiring Person, with respect to Paulson only and not with respect to any other Person shall be deemed to be replaced with references to 20% (the “Paulson Acquiring Person Threshold”); provided, however, that if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, the Paulson Acquiring Person Threshold shall thereupon become the lesser of (x) 20% and (y) 0.0001% plus the percentage of Ordinary Shares of the Company Beneficially Owned by Paulson at the time of such termination; provided, further, that if the Effective Time occurs, the Paulson Acquiring Person Threshold shall immediately following the Effective Time become the greater of (x) 10% and (y) 0.0001% plus the percentage of Ordinary Shares of the Company Beneficially Owned by Paulson immediately following the Effective Time as a result of its Beneficial Ownership of Ordinary Shares of the Company (not in excess of the Paulson Acquiring Person Threshold) immediately prior to the Effective Time; provided, further, however, that if at any time following such termination or the Effective Time, as the case may be, the percentage of Ordinary Shares of the Company Beneficially Owned by Paulson decreases, the Paulson Acquiring Person Threshold shall thereupon be reduced to 0.0001% plus the percentage of Ordinary Shares of the Company Beneficially Owned by Paulson following such decrease in Beneficial Ownership; provided, further, however, that in no event will the Paulson Acquiring Person Threshold be less than 10%; provided, further, however, that this sentence shall apply only for so long as Paulson is a Qualified Institutional Investor.”

2.	Amendment to Exhibit B

2.1 Exhibit B of the Rights Agreement is hereby amended and supplemented by inserting in the first paragraph following the words “dated as of June 28, 2013” the words “, as amended as of April 23, 2014”.

3.	Amendment to Exhibit C

3.1 Exhibit C of the Rights Agreement is hereby amended and supplemented to add the following after the sixth paragraph thereof:

“Notwithstanding the foregoing, under certain circumstances described in the Rights Agreement, references to 10% above will mean, with respect to Paulson & Co. Inc. and all funds and accounts managed by Paulson & Co. Inc. or any of its affiliates only, 20% or less (but not less than 10%).”

4.	Confirmation of the Rights Agreement

Except as specifically amended and supplemented hereby, all terms, covenants and conditions of the Rights Agreement as heretofore in effect shall remain in full force and effect and are hereby ratified and confirmed in all respects.

5.	Governing Law

This Amendment and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual rights disputes or claims) shall be deemed to be a contract made under the laws of Ireland and for all purposes shall be governed by and construed in accordance with the laws of Ireland applicable to contracts to be made and performed entirely within Ireland, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the state of New York.

6.	Counterparts

This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as a deed with the intention that it be delivered on the date first written above.

GIVEN under the common seal of
MALLINCKRODT PUBLIC LIMITED
COMPANY and DELIVERED as a DEED

				Name:	Mark C. Trudeau
				Title:	President and Chief Executive Officer

				Name:	Matthew K. Harbaugh
				Title:	Senior Vice President and Chief Financial Officer

Attest:			Computershare Trust Company, N.A.

By:			By:
	Name:	Alisa Zagare		Name:	Peter Duggan
	Title:	Assistant Vice President		Title:	Senior Vice President

[Signature Page to the Amendment to the Rights Agreement]